                                                                                        Supplement A-11

                                             National Grid Holdings One plc
                                                Profit and loss reserve
                                           for the year ended March 31, 2002

                                                                                                   £m            $m
-------------------------------------------------------------------------------------------   ------------- -------------

At April 1, 2001                                                                                   1,160.0       1,647.2

Partial realisation of gain on sale of investment in a Group undertaking                              10.0          14.2

Retained loss for the year                                                                         (115.3)       (163.7)

-------------------------------------------------------------------------------------------   ------------- -------------
At March 31, 2002                                                                                  1,054.7       1,497.7
-------------------------------------------------------------------------------------------   ============= =============

Reconciliation of profit and loss reserve to retained earnings under US GAAP

Profit and loss reserve under UK GAAP at March 31, 2002                                            1,054.7       1,497.7

Adjustments to conform with US GAAP
 Total US GAAP adjustments to equity shareholders' funds                                           (489.1)       (694.5)
 Revaluation reserve                                                                                 624.4         886.6
 Other reserve                                                                                        29.1          41.3

-------------------------------------------------------------------------------------------   ------------- -------------
Retained earnings under US GAAP at March 31, 2002                                                  1,219.1 *     1,731.1
-------------------------------------------------------------------------------------------   ============= =============

*  Includes cumulative other comprehensive losses of £60.1m ($85.4m)

The profit and loss reserve is prepared under UK GAAP.  The amounts presented above in US dollars are by way of a convenience translation of UK sterling figures, based on the exchange rate at March 31, 2002 of $1.42 =£1

                                             National Grid Holdings One plc
                                                 Profit and loss account
                                            for the year ended March 31, 2002

                                                                                         £m                   $m
----------------------------------------------------------------------------------------------------- --------------------

Turnover                                                                                           -                    -

Operating costs                                                                               (10.4)               (14.8)
----------------------------------------------------------------------------------------------------- --------------------

Operating loss                                                                                (10.4)               (14.8)

Profit on disposal of fixed asset investments                                                  706.4              1,003.1

Net interest                                                                                    43.0                 61.1

----------------------------------------------------------------------------------------------------- --------------------
Profit on ordinary activities before taxation - continuing operations                          739.0              1,049.4

Taxation                                                                                       (8.7)               (12.4)

----------------------------------------------------------------------------------------------------- --------------------
Profit on ordinary activities after taxation                                                   730.3              1,037.0

Dividends                                                                                    (845.6)            (1,200.8)

---------------------------------------------------------------------------------
                                                                                 -------------------- --------------------
Retained profit                                                                              (115.3)              (163.8)

---------------------------------------------------------------------------------==================== ====================

Reconciliation of net income to US GAAP

Net income under UK GAAP                                                                       730.3              1,037.0
----------------------------------------------------------------------------------------------------- --------------------

Adjustments to conform with US GAAP
  Equity in income of companies                                                              (334.3)              (564.7)
  Deferred tax                                                                                  14.6                 20.7
  Financial instruments                                                                       (13.5)               (19.2)
  Amortisation of EPICS costs                                                                  (1.8)                (2.6)
  Carrying value of EPICs liability                                                            203.1                288.4
  Elimination of profit on sale of fixed asset investment                                    (706.4)              (913.1)
  Other comprehensive income previously taken to reserves                                      (1.0)                (1.4)

---------------------------------------------------------------------------------
                                                                                 -------------------- --------------------
Total US GAAP adjustments                                                                    (839.3)            (1,191.8)

---------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------- --------------------
Net income under US GAAP                                                                     (109.0)              (154.8)
---------------------------------------------------------------------------------==================== ====================

The profit and loss account is prepared under UK GAAP.  The amounts presented above in US dollars are by way of a convenience translation of UK sterling figures, based on the exchange rate at March 31, 2002 of $1.42 =£1

                                         National Grid Holdings One plc
                                           Group cash flow statement
                                       for the year ended March 31, 2002

                                                                                          £m            $m
-----------------------------------------------------------------------------------------------------------------

Net cash inflow from operating activities                                                   (157.1)      (223.1)

Returns on investments and servicing of finance
                                                                                    -----------------------------
Interest received                                                                             226.6        321.7
Interest paid                                                                               (113.6)      (161.3)
                                                                                    ----------------
                                                                                                   --------------

-------------------------------------------------------------------------------------              --------------
                                                                                    ----------------

Net cash inflow for returns on investments and servicing of finance                           113.0        160.4

Taxation
Corporate tax paid                                                                            (8.7)       (12.4)

Acquisitions and disposals
Receipts from disposal of investments                                                         707.5      1,004.7

Equity dividends paid                                                                       (979.3)    (1,390.6)

-----------------------------------------------------------------------------------------------------------------

Net cash outflow before management of liquid resources and financing                        (324.6)      (461.0)

Financing
                                                                                    -----------------------------
Issue of ordinary shares                                                                       59.1         83.9
                                                                                    -----------------------------
New borrowings                                                                                  4.9          7.0
Borrowings repaid                                                                         (1,331.0)    (1,890.0)
                                                                                    ----------------
                                                                                                   --------------
Increase in borrowings                                                                    (1,326.1)    (1,883.0)
                                                                                    -----------------------------
Movement in inter-business balances                                                         1,593.0      2,262.1
                                                                                    -----------------------------

-----------------------------------------------------------------------------------------------------------------
Net cash outflow from financing                                                               326.0        463.0

                                                                                                   --------------
----------------------------------------------------------------------------------------------------
Movement in cash and overdrafts                                                                 1.4          2.0
------------------------------------------------------------------------------------=============================

Summary Group cash flow statement under US GAAP

Net cash provided by operating activities                                                    (52.8)       (75.0)
Net cash used in investing activities                                                           3.8          5.4
Net cash used in financing activities                                                          50.4         71.6
-----------------------------------------------------------------------------------------------------------------
Net decrease in cash and cash equivalents                                                       1.4          2.0
Cash and cash equivalents at beginning of year                                                  1.6          2.3
-----------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year                                                        3.0          4.3
------------------------------------------------------------------------------------=============================

-----------------------------------------------------------------------------------------------------------------
Cash and deposits per balance sheet                                                             3.0          4.3
------------------------------------------------------------------------------------=============================

The cash flow statement is prepared under UK GAAP and the summary cash flow statement is prepared under US
GAAP.  The amounts presented above in US dollars are by way of a convenience translation of UK sterling figures, based on the exchange rate at March 31, 2001 of $1.42 =£1.

                                      National Grid Holdings One plc
                                              Balance sheet
                                            at March 31, 2002
                                                                           £m                  $m
-----------------------------------------------------------------------------------------------------------
Fixed assets
Investments                                                                    1,973.2             2,801.9
-------------------------------------------------------------------
                                                                  -----------------------------------------
                                                                               1,973.2             2,801.9

-----------------------------------------------------------------------------------------------------------
Current assets
Debtors (amounts falling due within one year)                                  2,765.7             3,927.3
Debtors (amounts falling due after one year)                                       2.2                 3.1
Cash and deposits                                                                  3.0                 4.3
-----------------------------------------------------------------------------------------------------------
                                                                               2,770.9             3,934.7

Creditors (amounts falling due within one year)
                                                                  -----------------------------------------
Borrowings                                                                     (247.5)             (351.5)
Other creditors                                                              (2,259.1)           (3,207.9)
                                                                  -----------------------------------------
                                                                             (2,506.6)           (3,559.4)
-----------------------------------------------------------------------------------------------------------

Net current assets                                                               264.3               375.3

-----------------------------------------------------------------------------------------------------------
Total assets less current liabilities                                          2,237.5             3,177.2

Creditors (amounts falling due after more than one year)
                                                                  -----------------------------------------
Other creditors                                                                 (18.6)              (26.5)
                                                                  -----------------------------------------

-----------------------------------------------------------------------------------------------------------
Net assets employed                                                            2,218.9             3,150.7

------------------------------------------------------------------=========================================

Capital and reserves
Called up share capital                                                          176.3               250.3
Share premium account                                                            334.4               474.8
Revaluation reserve                                                              624.4               886.6
Other reserve                                                                     29.1                41.3
Profit and loss account                                                        1,054.7             1,497.7
-----------------------------------------------------------------------------------------------------------
Equity shareholders' funds                                                     2,218.9             3,150.7

------------------------------------------------------------------=========================================
Reconciliation of equity shareholders' funds to US GAAP

Equity shareholders' funds under UK GAAP                                       2,218.9             3,150.7

Adjustments to conform with US GAAP
                                                                  -----------------------------------------
  Investments in subsidiaries at equity                                            8.1                11.1
  Deferred taxation                                                               14.7                20.9
  Financial instruments                                                         (50.7)              (72.0)
  Issue costs associated with EPICs                                                1.9                 2.7
  Carrying value of EPICs liability                                              240.6               341.7
  Recognition of intercompany balances                                         (703.7)             (999.3)
                                                                  -----------------------------------------

Total US GAAP adjustments                                                      (489.1)             (694.9)

                                                                  ---------------------
-------------------------------------------------------------------                   ---------------------
Equity shareholders' funds under US GAAP                                       1,729.8             2,455.8
------------------------------------------------------------------=========================================

The balance sheet is prepared under UK GAAP.  The amounts presented above in US dollars are by way of a convenience translation of UK sterling figures, based on the exchange rate at March 31, 2002 of $1.42 =£1